Exhibit 99.1

News For Immediate Release

Memorial Production Partners LP Announces Fourth Quarter and Full Year 2011 Results,

Updated Commodity Hedge Positions and 2012 Guidance

HOUSTON, TEXAS, March 21, 2012—Memorial Production Partners LP (NASDAQ: MEMP) announced today its operating and financial results for the three and twelve months ended December 31, 2011. In addition, MEMP announced 2012 guidance and an update of its commodity hedge positions presented in the Hedge Summary Table below.

2011 Highlights:

•

Initial public offering (“IPO”) closed on December 14, 2011; total of 9,600,000 common units issued to the public for net proceeds of $157.1 million (including the exercise of underwriters’ over-allotment option on December 22, 2011 of 600,000 units).

•	Average daily production of 48.8 MMcfe(1).

•

Five-year, $1 billion credit facility with borrowing base of $300 million. As of December 31, 2011, our liquidity of $181.1 million consisted of $1.1 million of available cash, and $180 million of available borrowing capacity.

•

Estimated proved reserves of 324.1 Bcfe as of December 31, 2011 of which 79.5% were classified as proved developed; 87% natural gas, 9% natural gas liquids and 4% oil; proved reserve life of 18 years; and standardized measure(2) of $378.3 million. Our standardized measure increased approximately $19.1 million from our pro forma proved reserves at December 31, 2010, as disclosed in our final prospectus filed with the Securities and Exchange Commission (“SEC”) on December 9, 2011, of $359.2 million. Estimates of proved reserves as of December 31, 2011 were prepared by the independent engineers of Netherland, Sewell & Associates, Inc.

(1)

During April and May 2011, our predecessor acquired significant oil and gas properties from third parties. Average daily net production was 48.8 MMcfe from the acquisition date through December 31, 2011.

(2)	Standardized measure is defined as the present value of estimated future net revenues to be generated from the production of proved reserves, determined in accordance with the rules and regulations of the SEC, without giving effect to non-property related expenses, such as general and administrative expenses, interest and income tax expenses, or to depreciation, depletion and amortization. The future cash flows are discounted using an annual discount rate of 10%. Because we are a limited partnership, we are generally not subject to federal income taxes and thus make no provision for federal income taxes in the calculation of our standardized measure. Standardized measure does not give effect to derivative transactions. We expect to hedge a substantial portion of our future estimated production from total proved producing reserves.

John Weinzierl, Chairman and Chief Executive Officer of Memorial Production Partners GP LLC, the general partner of MEMP commented, “We completed our initial public offering in December and are pleased to have this first opportunity to report as a public entity. We have been actively executing on our strategy to acquire assets that meet our criteria of mature, long-life producing properties. Earlier this month, we announced that we entered into a definitive purchase agreement with our sponsor, Memorial Resource Development LLC, to acquire assets in East Texas. MEMP has long-lived reserves with predictable production decline rates and low-risk development opportunities, which we believe are well-suited for our unitholders. We are excited about the opportunities we have to expand MEMP’s business and drive additional unitholder value.”

Review of Fourth Quarter 2011 Results (includes MEMP and predecessor results)

•	MEMP completed its IPO and operated as a publicly traded partnership for the last 18 days of 2011.

•	Average daily production was 47.3 MMcfe.

•	Realized prices excluding commodity derivatives of $95.14 per Bbl of oil, $3.54 per Mcf of natural gas and $1.18 per gallon of NGL resulted in $18.6 million of oil and natural gas revenue.

•	Net income was $6.3 million.

•	Adjusted EBITDA(3) was $13.3 million.

•	Total lease operating expenses were $5.4 million, or $1.25 per Mcfe, which included workover expense of $0.7 million.

•	Production and ad valorem taxes were $0.8 million.

•	General and administrative expense (“G&A”) was $3.1 million, of which $2.9 million was attributable to the period prior to our IPO.

•	Depreciation, depletion and amortization expense was $6.5 million and non-cash impairment of proved oil and natural gas properties was $12.1 million.

•

Interest expense was $1.8 million, of which $1.3 million was attributable to our predecessor’s credit facilities, none of which were assumed by MEMP. Included in interest expense was approximately $0.3 million of unrealized losses related to MEMP’s interest rate swaps.

(3)

Adjusted EBITDA is a non-GAAP measure. Please see the reconciliation to the most comparable measure calculated in accordance with GAAP in the “Use of Non-GAAP Financial Measures” section of this press release.

Review of Full Year 2011 Results (includes MEMP and predecessor results)

•	Average daily production was 48.8 MMcfe.

•	Realized prices excluding commodity derivatives of $91.26 per Bbl of oil, $4.16 per Mcf of natural gas and $1.22 per gallon of NGL resulted in $72.5 million of oil and natural gas revenue.

•	Net income was $82.3 million, which includes $63.0 million of gains related to the sale of properties prior to our IPO.

•	Adjusted EBITDA was $45.1 million. For properties acquired by our predecessor in 2011, this only includes the results from the acquisition dates through December 31, 2011.

•	Total lease operating expenses were $22.5 million, or $1.49 per Mcfe, which included workover expense of $2.9 million.

•	Production and ad valorem taxes were $4.1 million.

•	G&A expense was $8.9 million, of which $8.7 million was attributable to the period prior to our IPO.

•	Depreciation, depletion and amortization expense was $24.3 million and non-cash impairment of proved oil and natural gas properties was $15.1 million.

•

Interest expense was $7.3 million, of which $6.8 million was attributable to our predecessor’s credit facilities, none of which was assumed by MEMP. Included in interest expense were approximately $0.3 million of unrealized losses related to MEMP’s interest rate swaps.

Hedging Update

Consistent with its hedging policy, MEMP executed additional hedges on a portion of its expected oil and natural gas volumes through year-end 2016. MEMP has entered into natural gas, crude oil and NGL derivatives contracts covering the period from January 2012 through December 2016, consisting of swaps, collars and puts to help mitigate the risk of changing commodity prices. MEMP’s hedging policy is designed to reduce the impact to cash flows from commodity price and interest rate volatility.

•

Regarding natural gas hedges, commodity derivative contracts for the years ending December 31, 2012, 2013, 2014, 2015 and 2016 cover approximately 83%, 78%, 68%, 67% and 67%, respectively, of our targeted average net production of natural gas. Regarding natural gas prices, MEMP has total hedged volumes for the years ending December 31, 2012, 2013, 2014, 2015 and 2016, respectively, at NYMEX (HH) equivalent weighted-average hedge prices of $4.74, $4.63, $4.51, $4.50 and $4.67 per MMBtu.

•

Regarding crude oil hedges, commodity derivative contracts for the years ending December 31, 2012, 2013, 2014, 2015 and 2016 cover approximately 85%, 77%, 76%, 76% and 76%, respectively, of our targeted average net production of crude oil. Regarding crude oil prices, MEMP has total hedged volumes for the years ending December 31, 2012, 2013, 2014, 2015 and 2016, respectively, at NYMEX (WTI) weighted-average hedge prices of $89.91, $88.89, $90.28, $91.36 and $91.34 per barrel.

•

Regarding natural gas liquids (NGLs), commodity derivative contracts for the years ending December 31, 2012 and 2013, cover approximately 30% and 31%, respectively, of our targeted average net production of NGLs. Regarding NGL prices, MEMP has total hedged volumes for the years ending December 31, 2012 and 2013, respectively, at NYMEX weighted-average hedge prices of $72.22 and $73.11 per barrel.

The following table reflects the volumes of our production covered by commodity derivative contracts and the average prices at which production is hedged:

Hedge Summary Table

	Year Ending December 31,
	2012	2013	2014	2015	2016
Natural Gas Derivative Contracts:
Swap contracts:
Volume (MMBtu/d)	16,030	29,102	29,786	29,680	29,616
Weighted-average fixed price	$4.60	$4.54	$4.51	$4.50	$4.67
Collar contracts:
Volume (MMBtu/d)	18,126	5,326	—	—	—
Weighted-average ceiling price	$5.94	$5.81	—	—	—
Weighted-average floor price	$4.86	$5.15	—	—	—
Put options:
Volume (MMBtu/d)	2,295	—	—	—	—
Weighted-average floor price	$4.80	—	—	—	—
Total natural gas volumes hedged (MMBtu/d)	36,451	34,428	29,786	29,680	29,616
Total weighted-average fixed/floor price	$4.74	$4.63	$4.51	$4.50	$4.67
Percent of targeted production hedged	82.8%	78.0%	67.5%	67.3%	67.3%

Crude Oil Derivative Contracts:
Swap contracts:
Volume (Bbl/d)	92	60	110	215	214
Weighted-average fixed price	$95.13	$93.39	$90.55	$91.36	$91.34
Collar contracts:
Volume (Bbl/d)	148	156	105	—	—
Weighted-average ceiling price	$115.12	$116.94	$117.72	—	—
Weighted-average floor price	$86.67	$87.16	$90.00	—	—
Total crude oil volumes hedged (Bbl/d)	239	216	215	215	214
Total weighted-average fixed/floor price	$89.91	$88.89	$90.28	$91.36	$91.34
Percent of targeted production hedged	85.0%	76.7%	76.3%	76.1%	75.9%

Natural Gas Liquids Derivative Contracts:
Swap contracts:
Volume (Bbl/d)	62	188	—	—	—
Weighted-average fixed price	$66.37	$73.11	—	—	—
Collar contracts:
Volume (Bbl/d)	125	—	—	—	—
Weighted-average ceiling price	$93.57	—	—	—	—
Weighted-average floor price	$75.16	—	—	—	—
Total NGL volumes hedged (Bbl/d)	187	188	—	—	—
Total weighted-average fixed/floor price	$72.22	$73.11	—	—	—
Percent of targeted production hedged	30.4%	30.5%	—	—	—

Additionally, MEMP announced on December 27, 2011 that it entered into the following interest rate derivative hedging transactions:

•	$100.0 million notional amount fixed-for-floating swap for the period beginning January 17, 2012 and ending January 17, 2013 at a fixed annual rate of 0.60%.

•	$100.0 million notional amount fixed-for-floating swap for the period beginning January 17, 2013 and ending December 14, 2016 at a fixed annual rate of 1.305%.

2012 Guidance

The following guidance is subject to all the cautionary statements and limitations described under the “Forward-Looking Statements” caption at the end of this press release.

Management’s 2012 guidance is largely consistent with the projections outlined in our final prospectus filed with the SEC on December 9, 2011. The 2012 guidance does not include the impact of the oil and gas producing properties to be acquired from Memorial Resource Development LLC which was announced on March 7, 2012 and is expected to close on April 2, 2012. MEMP’s 2012 guidance has been updated to reflect actual changes in commodity prices and the impact of growth capital spending. A summary of the guidance, assuming no acquisitions, is presented below:

Full Year 2012 Guidance

Annual Production (Bcfe)	18 – 19
Adjusted EBITDA ($MM)	$60 – $62
Distributable Cash Flow ($MM)	$47 – $49
DCF Coverage	1.1x – 1.2x
Maintenance Capex ($MM)	$9.2
Growth Capex ($MM)	$5 – $13

These estimates and assumptions reflect management’s best judgment based on current and anticipated market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and certainties that are beyond MEMP’s control.

For additional details regarding MEMP’s fiscal 2012 guidance and estimates, please refer to sections “Memorial Production Partners LP—Estimated Adjusted EBITDA” and “Assumptions and Considerations” contained within its final prospectus which is available under the “Investor Relations – SEC Filings” section of MEMP’s website at http://www.memorialpp.com or from the SEC’s website at http://www.sec.gov.

Fourth Quarter 2011 Cash Distribution

As announced on January 27, 2012, the board of directors of MEMP’s general partner approved a cash distribution of $0.0929 per unit for the fourth quarter of 2011. This represented a prorated amount that, on an equivalent full-quarter basis, corresponded to its minimum quarterly cash distribution of $0.4750 per unit, or $1.90 per unit on an annualized basis. The distribution was paid on February 13, 2012 to unitholders of record as of February 6, 2012.

Annual Report on Form 10-K and Unitholders’ Schedule K-1

The financial results included in this press release are preliminary and subject to adjustments to MEMP’s final audited financial statements and related footnotes, which will be available in its 2011 Annual Report on Form 10-K. MEMP expects to file its Annual Report on Form 10-K with the SEC no later than March 30, 2012. The 10-K will be available on MEMP’s website www.memorialpp.com under the Investor Relations section or from the SEC’s website http://www.sec.gov.

Additionally, unitholders may access their 2011 tax packages, including Schedule K-1s, online via MEMP’s website at www.memorialpp.com. In addition, MEMP has completed the mailing of the Schedule K-1s and tax packages to unitholders. For additional information, unitholders may contact MEMP’s K-1 partnership reporting call center toll free at (888) 665-9701 between 8:00 a.m. and 5:00 p.m. central time Monday through Friday.

Conference Call

As announced on February 17, 2012, MEMP will host an investor conference call today at 9:00 a.m. Central Time to discuss these operating and financial results. Interested parties may join the webcast by visiting MEMP’s website www.memorialpp.com and clicking on the webcast link or join the conference call by dialing (866) 501-5542 at least fifteen minutes before the call begins and providing the passcode 53381936. The webcast and a telephonic replay will be available for seven days following the call and may be accessed by visiting MEMP’s website, www.memorialpp.com or by dialing (800) 585-8367 and providing the passcode 53381936.

About Memorial Production Partners LP

Memorial Production Partners LP is a Delaware limited partnership that was formed to own and acquire oil and natural gas properties in North America. MEMP’s properties are located in South and East Texas and consist of mature, legacy onshore oil and natural gas reservoirs. MEMP is headquartered in Houston, Texas. For more information, visit www.memorialpp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future, not past, events within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or “will” or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated statements. For further discussion of risks and uncertainties, you should refer to MEMP’s filings with the SEC available at http://www.memorialpp.com or http://www.sec.gov. MEMP undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and other SEC filings.

These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategies;

•	ability to replace the reserves we produce through drilling and property acquisitions;

•	drilling locations;

•	oil and natural gas reserves;

•	technology;

•	realized oil and natural gas prices;

•	production volumes;

•	lease operating expenses;

•	general and administrative expenses;

•	future operating results;

•	cash flows and liquidity;

•	availability of drilling and production equipment;

•	availability of oil field labor;

•	capital expenditures;

•	availability and terms of capital;

•	marketing of oil and natural gas;

•	expectations regarding general economic conditions;

•	competition in the oil and natural gas industry;

•	effectiveness of risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	expectations regarding governmental regulation and taxation;

•	expectations regarding developments in oil-producing and natural-gas producing countries; and

•	plans, objectives, expectations and intentions.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of Adjusted EBITDA and Distributable Cash Flow. The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP financial measures may not be comparable to similarly-titled measures of other companies because they may not calculate such measures in the same manner as we do.

Adjusted EBITDA. We define Adjusted EBITDA as net income or loss, plus interest expense; income tax expense; depreciation, depletion and amortization; impairment of goodwill and long-lived assets; accretion of asset retirement obligations; unrealized losses on commodity derivative contracts; losses on sale of assets; unit-based compensation expenses; exploration costs; acquisition costs; and other non-routine items, less interest income; income tax benefit; unrealized gains on commodity derivative contracts; gains on sale of assets and other non-routine items. Adjusted EBITDA is commonly used as a supplemental financial measure by management and external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (1) the financial performance of our assets without regard to financing methods, capital structures or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest and support our indebtedness; and (3) the viability of projects and the overall rates of return on alternative investment opportunities. Since Adjusted EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the Adjusted EBITDA data presented in this press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net cash flows provided by operating activities.

Distributable Cash Flow. We define distributable cash flow as Adjusted EBITDA, less cash income taxes; cash interest expense; and estimated maintenance capital expenditures.

Selected Operating and Financial Data (Tables)

Memorial Production Partners LP

Selected Financial Data – Unaudited

Statement of Operations Data

	For Three Months Ended December 31, 2011	For Year Ended December 31, 2011
	(In thousands, except per unit data)
Statement of Operations Data:
Revenues:
Oil & natural gas sales	$18,617	$72,532
Other income	226	825

Total revenues	18,843	73,357

Costs and expenses:
Lease operating	5,426	22,507
Exploration	—	56
Production taxes	763	4,127
Depreciation, depletion, and amortization	6,500	24,341
Impairment of proved oil and natural gas properties	12,094	15,141
General and administrative	3,128	8,893
Accretion of asset retirement obligations	283	1,031
Gain on derivative instruments	(17,265)	(31,050)
Gain on sale of properties	(259)	(63,024)
Other, net	(4)	1,613

Total costs and expenses	10,666	(16,365)

Operating income	8,177	89,722
Interest expense	(1,835)	(7,268)

Income before income taxes	6,342	82,454
Income tax expense	—	(122)

Net income	6,342	82,332
Net loss (income) attributable to predecessor	250	(75,740)

Net income attributable to partners	$6,592	$6,592

Allocation of net income attributable to partners:
Limited partners	$6,585	$6,585

General partner	$7	$7

Earnings per unit:
Basic and diluted earnings per unit	$0.30	$0.30

Cash distribution declared per unit	$0.0929	$0.0929

Production volumes:
Oil (MBbls)	23	83
NGLs (MBbls)	52	156
Natural gas (MMcf)	3,904	13,685

Total (MMcfe)	4,354	15,124

Average net production (MMcfe/d)(1)	47.3	41.4

Average sales prices:
Oil (per Bbl)	$95.14	$91.26
NGLs (per Bbl)	49.58	51.32
Natural gas (per Mcf)	3.54	4.16

Total (Mcfe)	$4.28	$4.80

Average unit costs per Mcfe:
Lease operating expense	$1.25	$1.49
Production taxes	$0.18	$0.27
General and administrative expenses	$0.72	$0.59
Depletion, depreciation, and amortization	$1.49	$1.61

(1)	Average net production for the year ended December 31, 2011 was calculated by dividing total production by the number of days during the year. During April and May 2011, our predecessor acquired significant oil and gas properties. The average net production from the acquisition dates through December 31, 2011 was 48.8 MMcfe/d.

Memorial Production Partners LP

Selected Financial Data – Unaudited

Balance Sheet Data

December 31, 2011
(In thousands)
Balance Sheet Data:
Total current assets	$27,014
Oil and natural gas properties, net	400,662
Total assets	441,894
Total current liabilities	3,402
Long-term debt	120,000
Total liabilities	138,726
Total partners’ equity	303,168

Memorial Production Partners LP

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA

	For Three Months Ended	For Year Ended
	December 31, 2011	December 31, 2011
	(In thousands)
Calculation of Adjusted EBITDA:
Net income	$6,342	$82,332
Interest expense	1,835	7,268
Income tax expense	—	122
Depletion, depreciation, and amortization	6,500	24,341
Impairment	12,094	15,141
Accretion of asset retirement obligations	283	1,031
Unrealized gains on commodity derivative instruments	(13,583)	(23,239)
Acquisition related costs	67	1,045
Gain on sale of properties	(259)	(63,024)
Exploration costs	—	56

Adjusted EBITDA	$13,279	$45,073

Reconciliation of Net Cash From Operating Activities to Adjusted EBITDA:
Net cash provided by operating activities	$9,353	$35,478
Changes in working capital	2,279	684
Interest expense	1,835	7,268
Unrealized loss on interest rate swaps	(127)	(776)
Premiums paid for derivatives	0	2,847
Premiums received for derivatives	0	(1,008)
Acquisition related costs	67	1,045
Amortization of deferred financing fees	(128)	(465)

Adjusted EBITDA	$13,279	$45,073

2012 Adjusted EBITDA Guidance Reconciliation Table

Memorial Production Partners LP

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

2012 Adjusted EBITDA Guidance

	Low	High
	For Year Ended	For Year Ended
	December 31, 2012	December 31, 2012
	(In millions)
Calculation of Adjusted EBITDA:
Net income	$24	$25
Interest expense	4	4
Depletion, depreciation, and amortization	32	33

Adjusted EBITDA	$60	$62

Reconciliation of Net Cash From Operating Activities to Adjusted EBITDA:
Net cash provided by operating activities	$56	$58
Changes in working capital	—	—
Interest expense	4	4

Adjusted EBITDA	$60	$62

Contact

Memorial Production Partners LP

Ronnetta Eaton - Manager, Investor Relations

(713) 588-8350

ir@memorialpp.com